UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2019
Starbucks Corporation
(Exact name of registrant as specified in its charter)

Washington	0-20322	91-1325671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134
(Address of principal executive offices) (Zip Code)

(206) 447-1575
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SBUX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act.    ☐

Item 2.02	Results of Operations and Financial Condition.

On October 30, 2019, Starbucks Corporation issued a press release announcing its financial results for the quarter ended September 29, 2019. A copy of the press release is attached as Exhibit 99.1.

Item 8.01    Other Events.

In the fourth quarter of fiscal 2019, Starbucks Corporation re-aligned its segment reporting structure to better reflect the cumulative effect of streamlining efforts. Specifically, the previous China/Asia Pacific ("CAP") segment and Europe, Middle East, and Africa ("EMEA") segment have been combined into one International segment. Concurrently, results of Siren Retail, a non-reportable operating segment consisting of Starbucks ReserveTM Roastery & Tasting Rooms, Starbucks Reserve brand and Princi operations, which was previously included within Corporate and Other, is now reported within the Americas and International segments based on the geographical location of the operations. Further, to better support Starbucks review of its results, certain costs have also been reclassified. A copy of the restated historical financial information is attached as Exhibit 99.2

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Earnings Release of Starbucks Corporation dated October 30, 2019
99.2	Fourth Quarter Fiscal 2019 Re-segmentation and Statements of Earnings Reclassifications

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION

Dated:	October 30, 2019
		By:	/s/ Patrick J. Grismer
Patrick J. Grismer
executive vice president, chief financial officer